EXHIBIT 10.58

January 18, 2006

Mr. Paul Schiffner
CPI Corp.
46 Hedgedale Road
Brampton, Ontario
L6T 5L2

Dear Paul,

This letter will confirm that the SEARS LICENSE AGREEMENT, dated January 1st, 2003 with CPI Corp. is renewed for an additional six month term commencing January 1, 2006 and expiring June 31, 2006 on the same terms and conditions.

Yours truly,

SEARS CANADA INC.

Per: /s/ Mike MacDonald
_______________________
Mike MacDonald
National Manager
Specialty Services

The foregoing is hereby confirmed and accepted.

CPI CORP.

Per: /s/ Paul Schiffner
____________________________________
Paul Schiffner
Vice-President and General Manager Canada

SEARS CANADA INC., 222 JARVIS STREET, TORONTO, CANADA M5B 2B8